Clorox Reports Q1 Fiscal Year 2026 Results, Updates Outlook
Reports sales and earnings decline primarily due to expected impact of ERP transition
OAKLAND, Calif., November 3, 2025 — The Clorox Company (NYSE: CLX) today reported results for the first quarter of fiscal year 2026, which ended September 30, 2025.
First-Quarter Fiscal Year 2026 Summary
Following is a summary of key results for the first quarter, which reflects the impact from incremental shipments associated with the enterprise resource planning transition in the U.S. (incremental ERP shipments) in the prior fiscal year and the prior divestiture of the Better Health Vitamins, Minerals and Supplements (VMS) business. All comparisons are with the first quarter of fiscal year 2025 unless otherwise stated.
At the end of the fourth quarter of fiscal year 2025, the company shipped about two weeks of inventory ahead of consumption as retailers built up stock in anticipation of its ERP transition. As retailers drew down on these inventories this quarter, it resulted in year-over-year shipment decline.
•Net sales decreased 19% to $1.43 billion, primarily driven by lower shipments related to the ERP transition. Organic sales1 decreased 17%, driven mainly by lower volume related to its ERP transition.
•Gross margin decreased 410 basis points to 41.7% from 45.8% in the year-ago quarter, primarily driven by lower volume and higher manufacturing and logistics costs, partially offset by cost savings.
•Diluted net earnings per share (diluted EPS) decreased 19% to $0.65 from $0.80 in the year-ago quarter, primarily due to lower net sales in the current period and partially offset by the loss relating to the divestiture of the Better Health VMS business in the prior period.
•Adjusted EPS1 decreased 54% to $0.85 from $1.86 in the year-ago quarter, primarily due to lower net sales related to its ERP transition.
•Year-to-date net cash provided by operations was $93 million compared to $221 million in the year-ago period, representing a 58% decrease, primarily due to the impact of its ERP transition.
“This quarter’s ERP launch marks a significant milestone in our transformation journey, empowering faster execution, greater productivity, and deeper insights — all aimed at delivering superior value to our consumers,” said Chair and CEO Linda Rendle “As with any rollout of this scale, we experienced some temporary disruptions that affected our market share. With the majority of the rollout now behind us, our focus is now squarely on accelerating profitable growth through innovation and strong demand-creation initiatives in the second half of this fiscal year. Leveraging our rich consumer insights and new advanced digital tools, we’re well positioned to drive growth and continue delivering superior value even as consumers navigate ongoing uncertainty and volatility.”

This press release includes certain non-GAAP financial measures. See "Non-GAAP Financial Information" at the end of this press release for more details.
1Organic sales growth / (decrease) and adjusted EPS are non-GAAP measures. See Non-GAAP Financial Information at the end of this press release for reconciliations to the most comparable GAAP measures.

Strategic and Operational Highlights
The following are recent strategic and operational highlights:
•Introduced new products inspired by emerging consumer trends that deliver superior value, including Clorox Screen+ Sanitizing Wipes, Glad ForceFlex Apple Cinnamon scented trash bags, Hidden Valley Ranch Dippers & Toppers, as well as platform-expanding innovations like the Burt’s Bees Lip Milk, and Boosted Body Daily Lotion, Whipped Butter and Moisturizing Melt.
•Successfully completed the first two phases of its U.S. ERP implementation and is on track to finish the third and final phase this winter. The company is well positioned to accelerate its digital transformation through productivity gains and better insights – all in service of delivering clearly superior experiences to consumers.
•The Clorox brand received Kantar's Outstanding Innovation Award, while the company was named among America’s Greatest Companies and the World's Most Trustworthy Companies by Newsweek, as well as one of the World’s Top Companies for Women by Forbes.
Key Segment Results
The following is a summary of key first-quarter results by reportable segment. All comparisons are with the first quarter of fiscal year 2025 unless otherwise stated.
Net sales decreased 19%, driven by 18 points of lower volume and about 1 point of unfavorable price mix. Lower volume was mainly driven by shipment decline as retailers drew down on the incremental inventory they built in advance of its ERP transition in the fourth quarter of last fiscal year.
Health and Wellness (Cleaning; Professional Products)
•Net sales decreased 19%, driven by 16 points of lower volume and 3 points of unfavorable price mix. The volume decrease was primarily due to lower shipments related to the ERP transition. Unfavorable price mix was primarily driven by strong shipments to the Club channel.
•Segment adjusted EBIT2 decreased 47%, primarily due to lower net sales and higher manufacturing and logistics costs.
Household (Bags and Wraps; Cat Litter; Grilling)
•Net sales decreased 19%, driven by 18 points of lower volume and 1 point of unfavorable price mix. Lower volume was primarily due to lower shipments related to the ERP transition.
•Segment adjusted EBIT decreased 55%, primarily due to lower net sales.
Lifestyle (Food; Water Filtration; Natural Personal Care)
•Net sales decreased 23%, driven by 22 points of lower volume driven mainly by lower shipments related to the ERP transition and 1 point of unfavorable price mix.
•Segment adjusted EBIT decreased 42%, primarily due to lower net sales, partially offset by lower advertising investments as compared to the prior period.
International (Sales Outside the U.S.)
•Net sales decreased 2%, mainly driven by lower volume, primarily due to lower shipments related to the ERP transition. Organic sales decreased 2%.
•Segment adjusted EBIT decreased 46%, mainly driven by higher manufacturing and logistics costs.
2 Adjusted EBIT is a non-GAAP measure. See Non-GAAP Financial Information at the end of this press release for reconciliations to the most comparable GAAP measures.

ERP Transition Impact
During the fourth quarter of fiscal year 2025, retailers placed orders in advance of the company's ERP system transition in the U.S. to minimize any potential inventory impacts during the implementation phase. During the first quarter of fiscal year 2026, retailers depleted this inventory, resulting in lower shipments. From a year-over-year sales growth perspective, the reduction in sales from this inventory draw down translates to about 7.5 points of decline in fiscal year 2026 as compared to the higher base in fiscal year 2025. Inventory draw down is expected to reduce fiscal year 2026 earnings per share by about 90 cents. In comparison to the higher base in fiscal year 2025, this results in a year-over-year reduction of about 30% to fiscal year 2026 diluted earnings per share and about 23% to fiscal year 2026 adjusted earnings per share.

Fiscal Year 2026

Net sales (percentage change versus the year ago period)
Three months ended
9/30/2025
Net sales growth / (decrease) (GAAP)	(19)%
Add: Foreign Exchange	—
Add/(Subtract): Divestitures/acquisitions	2
Organic sales growth / (decrease) (non-GAAP)	(17)%

Note: Approximate impact from incremental shipments related to ERP transition	(14)%

Diluted earnings per share
Three months ended
9/30/2025
As reported (GAAP)	$0.65
Digital capabilities and productivity enhancements investment	0.20
As adjusted (non-GAAP)	$0.85

Note: Approximate impact from incremental shipments related to ERP transition	$(0.90)

Fiscal Year 2026 Outlook
The company is maintaining its full year outlook for net sales, gross margin and adjusted EPS. The impact of the order fulfillment challenges experienced earlier in the year, which led to consumption and market share losses, keeps the company's current expectations towards the lower end of the range. This guidance also reflects slightly lower input costs and a strengthened demand creation plan to support share and sales growth in the second half of the fiscal year.
The company is confirming the following elements of its fiscal year 2026 outlook:
•The company still expects net sales to be down 6% to 10%, including less than a point of negative impact from the divestiture of its VMS business and foreign exchange rate changes. Organic sales are still expected to decrease 5% to 9%, including a negative impact of about 7.5 points related to the reversal of the impact from incremental shipments associated with the ERP transition in the prior year.
•Gross margin is still expected to be down 50 to 100 basis points. The reversal of the impact from incremental shipments associated with ERP transition in the prior fiscal year is expected to result in about 100 basis points of headwinds.
•Selling and administrative expenses are still expected to be about 16% of net sales. It continues to include about 90 basis points of impact from the company's strategic investments in digital capabilities and productivity enhancements.
•Advertising and sales promotion spending is still expected to be about 11% of net sales, reflecting the company's ongoing commitment to invest behind its brands.
•The company's effective tax rate is still expected to be about 24%.
•Fiscal year diluted EPS is still expected to be between $5.60 and $5.95, a year-over-year decrease of 14% to 9%, respectively. This includes the negative impact of about 90 cents related to the reversal of the impact from incremental shipments associated with the ERP transition in the prior fiscal year.
•Adjusted EPS is still expected to be between $5.95 and $6.30, or a decrease between 23% and 18%, respectively. Adjusted EPS excludes the long-term strategic investment in digital capabilities and productivity enhancements, estimated to be about 35 cents. This includes the negative impact of about 90 cents related to the reversal of the impact from incremental shipments associated with the ERP transition in the prior fiscal year.

Net sales (percentage change versus the year ago period)
	Fiscal year 2025 full year	Fiscal year 2026 full year outlook
	Impact	Low	High
Net sales growth / (decrease) (GAAP)	0%	(10)%	(6)%
Add: Foreign Exchange	—	—	—
Add/(Subtract): Divestitures/acquisitions	5	<1	<1
Organic sales growth / (decrease) (non-GAAP)	5%	(9)%	(5)%

Note: Approximate impact from incremental shipments related to ERP transition	3.5%	(7.5)%	(7.5)%

Diluted earnings per share
	Fiscal year 2025 full year	Fiscal year 2026 full year outlook
	Impact	Low	High
As estimated (GAAP)	$6.52	$5.60	$5.95
Loss on divestiture	0.94	—	—
Cyberattack costs, net of insurance recoveries	(0.42)	—	—
Digital capabilities and productivity enhancements investment	0.68	0.35	0.35
As adjusted (non-GAAP)	$7.72	$5.95	$6.30

Note: Approximate impact from incremental shipments related to ERP transition	$0.90	$(0.90)	$(0.90)
Clorox Earnings Conference Call Schedule
At approximately 4:15 p.m. ET today, Clorox will post prepared management remarks regarding its first quarter fiscal year 2026 results.
At 5 p.m. ET today, the company will host a live Q&A audio webcast with Chair and CEO Linda Rendle and Chief Financial Officer Luc Bellet to discuss the results.
Links to the live (and archived) webcast, press release and prepared remarks can be found at Clorox Quarterly Results.

For More Detailed Financial Information
Visit the company’s Quarterly Results for the following:
•Supplemental unaudited volume and sales growth information
•Supplemental unaudited gross margin drivers information
•Supplemental unaudited cash flow information and free cash flow reconciliation
•Supplemental unaudited reconciliation of earnings before interest and taxes (EBIT) and adjusted EBIT
•Supplemental unaudited reconciliation of adjusted earnings per share (EPS)
Note: Percentage and basis-point, or point, changes noted in this press release are calculated based on rounded numbers, except for per-share data and the effective tax rate.
About The Clorox Company
The Clorox Company (NYSE: CLX) champions people to be well and thrive every single day. Its trusted brands include Brita®, Burt's Bees®, Clorox®, Fresh Step®, Glad®, Hidden Valley®, Kingsford®, Liquid-Plumr® and Pine-Sol® as well as international brands such as Chux®, Clorinda® and Poett®. Headquartered in Oakland, California, since 1913, Clorox was one of the first U.S. companies to integrate sustainability into its business reporting. In 2025 the company was ranked No. 1 on Barron’s 100 Most Sustainable Companies list for the third consecutive year. Visit thecloroxcompany.com to learn more.
Clorox Media Contact:
corporate.communications@clorox.com
Clorox Investor Relations Contact:
investorrelations@clorox.com
CLX-F

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and any such forward-looking statements involve risks, assumptions and uncertainties. Except for historical information, statements about future volumes, sales, organic sales growth, foreign currencies, costs, cost savings, margins, earnings, earnings per share, diluted earnings per share, foreign currency exchange rates, tax rates, cash flows, plans, objectives, expectations, growth or profitability are forward-looking statements based on management's estimates, beliefs, assumptions and projections. Words such as "could," "may," "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates," "will," "predicts," and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic and financial performance are intended to identify such forward-looking statements. These forward-looking statements are only predictions, subject to risks and uncertainties, and actual results could differ materially from those discussed. Important factors that could affect performance and cause results to differ materially from management's expectations, are described in the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the company's Annual Report on Form 10-K for the fiscal year ended June 30, 2025, as updated from time to time in the company's Securities and Exchange Commission filings. These factors include, but are not limited to: unfavorable general economic and geopolitical conditions beyond our control, including inflation, supply chain disruptions, labor shortages, wage pressures, fuel and energy costs, interest rate fluctuations, foreign currency exchange rate fluctuations, weather events or natural disasters, disease outbreaks or pandemics, terrorism, and unstable geopolitical conditions, including ongoing conflicts and rising tensions in the Middle East and/or Ukraine and rising tensions between China and Taiwan, as well as macroeconomic and geopolitical volatility and uncertainty as a result of a number of these and other factors, including actual and potential shifts in U.S. and foreign trade policies, including as a result of escalating trade tensions between the U.S. and its trading partners, especially China, particularly as a result of the imposition of U.S. and retaliatory tariffs; the impact of market and category declines, and the company’s product and geographic mix on its ability to meet sales growth targets; the company’s ability to successfully execute or realize the anticipated benefits of its strategic or transformational initiatives, including the ERP transition and the related timing and volume of shipment movement related to the ERP transition; the impact of the changing retail environment, including the growth of alternative retail channels and business models, and changing consumer preferences; intense competition in the company's markets; volatility and increases in the costs of raw materials, energy, transportation, labor and other necessary supplies or services; risks related to supply chain issues, product shortages and disruptions to the business, as a result of increased supply chain dependencies due to an expanded supplier network and a reliance on certain single-source suppliers; risks related to the company's use of and reliance on information technology systems, including potential and actual security breaches, cyberattacks, privacy breaches or data breaches that result in the unauthorized disclosure of consumer, customer, employee or company information, business, service or operational disruptions, or that impact the company's financial results or financial reporting, or any resulting unfavorable outcomes, increased costs or legal proceedings; the ability of the company to innovate and to develop and introduce commercially successful products, or expand into adjacent categories and countries; the ability of the company to successfully manage global political, legal, tax and regulatory risks, including due to regulatory uncertainty and lack of regulatory convergence among different jurisdictions; lower revenue, increased costs, other financial statement impacts or reputational harm resulting from government actions, compliance with regulations, or any material costs imposed by changes in regulation; the company's ability to maintain its business reputation and the reputation of its brands and products; dependence on key customers and risks related to customer consolidation and ordering patterns; the company's ability to attract and retain key personnel, which may continue to be impacted by challenges in the labor market, such as increasing labor costs and sustained labor shortages; changes to our processes and procedures as a result of our digital capabilities and productivity enhancements that may result in changes to the company's internal controls over financial reporting; risks related to the acquisition of The Procter & Gamble Company’s interest in the Glad business; risks related to international operations and international trade, including changing macroeconomic conditions as a result of inflation, volatile commodity prices and increases in raw and packaging materials prices, labor, energy and logistics; global economic or political instability; foreign currency fluctuations, such as devaluations, and foreign currency exchange rate controls; changes in governmental policies, including trade policy and tariffs, travel or immigration restrictions, new or additional tariffs, and price or other controls; labor claims and civil unrest; potential operational or supply chain disruptions from wars and military conflicts, including ongoing conflicts and rising tensions in the Middle East and/or Ukraine and rising tensions between China and Taiwan; potential negative impact and liabilities from the use, storage and transportation of chlorine in certain international markets where chlorine is used in the production of bleach; widespread health emergencies; and the possibility of nationalization, expropriation of assets or other government action or inaction, including the impacts of a prolonged U.S. government shutdown; the impact of climate change and other sustainability issues on sales, operating costs, reputation or stakeholder relationships; the impact of product liability claims, labor claims and other legal, governmental or tax proceedings, including in foreign jurisdictions and in connection with any product recalls; risks relating to acquisitions, new ventures and divestitures, and associated costs, including for asset impairment charges related to, among others, intangible assets, including trademarks and goodwill; and the ability to complete announced transactions and, if completed, integration costs and potential contingent liabilities related to those transactions; the accuracy of the company's estimates and assumptions on which its financial projections, including any sales or earnings guidance or outlook it may provide from time to time, are based; risks related to our reliance on third-party service providers, including inability to meet cost savings or efficiencies, business or systems disruptions, and other liabilities, including legal or regulatory risk; environmental matters, including costs associated with the remediation and monitoring of past contamination, and possible increases in costs resulting from actions by relevant regulators, and the handling and/or transportation of hazardous substances; the company's ability to effectively utilize, assert and defend its intellectual property rights, and any infringement or claimed infringement by the company of third-party intellectual property rights; the effect of the company's indebtedness and credit rating on its business operations and financial results and the company's ability to access capital markets and other funding sources, as well as the cost of capital to the company; the company's ability to pay and declare dividends or repurchase its stock in the future; and the impacts of potential stockholder activism.

The company's forward-looking statements in this press release are based on management's current views, beliefs, assumptions and expectations regarding future events and speak only as of the date of this press release. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws.

Non-GAAP Financial Information
•This press release contains non-GAAP financial information related to organic sales growth / (decrease), adjusted EPS and segment adjusted EBIT for the first quarter of fiscal year 2026, as well as organic sales growth/(decrease) and adjusted EPS outlook for fiscal year 2026. The reasons management believes these measures are useful to investors are described below. Certain non-GAAP financial measures may be considered in determining incentive compensation.
•Clorox defines organic sales growth / (decrease) as GAAP net sales growth / (decrease) excluding the effect of foreign exchange rate changes and any acquisitions or divestitures.
•Organic sales growth/(decrease) outlook for fiscal year 2026 excludes less than a point of negative impact from the divestiture of its VMS business and foreign exchange rate changes.
•Management believes that the presentation of organic sales growth / (decrease) is useful to investors because it excludes sales from any acquisitions and divestitures, which results in a comparison of sales only from the businesses that the company was operating and expects to continue to operate throughout the relevant periods, and the company's estimate of the impact of foreign exchange rate changes, which are difficult to predict and out of the control of the company and management. However, organic sales growth / (decrease) may not be the same as similar measures provided by other companies due to potential differences in methods of calculation or differences in which items are incorporated into these adjustments.
•Adjusted EPS is defined as diluted earnings per share that excludes or has otherwise been adjusted for significant items that are nonrecurring or unusual. The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.

•Adjusted EPS is supplemental information that management uses to help evaluate the company's historical and prospective financial performance on a consistent basis over time. Management believes that by adjusting for certain items affecting comparability of performance over time, such as the pension settlement charge, incremental costs and insurance recoveries related to the August 2023 cyberattack, asset impairments, charges related to the digital capabilities and productivity enhancements investment, significant losses/(gains) related to acquisitions / divestitures and other nonrecurring or unusual items, investors and management are able to gain additional insight into the company's underlying operating performance on a consistent basis over time. However, adjusted EPS may not be the same as similar measures provided by other companies due to potential differences in methods of calculation or differences in which items are incorporated into these adjustments.
•Adjusted EBIT represents earnings (losses) before income taxes excluding interest income, interest expense and other significant items that are nonrecurring or unusual (such as the pension settlement charge, incremental costs, net of insurance recoveries, related to the August 2023 cyberattack, asset impairments, charges related to the digital capabilities and productivity enhancements investment, significant losses/(gains) related to acquisitions / divestitures and other nonrecurring or unusual items impacting comparability during the period). The company uses this measure to assess the operating results and performance of its segments, perform analytical comparisons, identify strategies to improve performance, and allocate resources to each segment. Management believes that the presentation of adjusted EBIT excluding these items is useful to investors to assess operating performance on a consistent basis by removing the impact of the items that management believes do not directly reflect the performance of each segment's underlying operations. However, adjusted EBIT may not be the same as similar measures provided by other companies due to potential differences in methods of calculation or differences in which items are incorporated into these adjustments.
•The reconciliation tables below refer to the equivalent GAAP measures adjusted as applicable for the following items:
Digital Capabilities and Productivity Enhancements Investment
As announced in August 2021, the company plans to invest in transformative technologies and processes over a five-year period. This investment began in fiscal year 2022, and includes replacement of the company's ERP system and transitioning to a cloud-based platform as well as the implementation of a suite of other digital technologies. The total incremental transformational investment is expected to be approximately $580 million. It is expected that these implementations will generate efficiencies and transform the company's operations in the areas of supply chain, digital commerce, innovation, brand building and more over the long term.
Of the total investment, approximately 75% is expected to represent incremental operating costs primarily recorded within selling and administrative expenses to be adjusted from reported EPS for purposes of disclosing adjusted EPS through fiscal year 2026. About 70% of these operating costs are expected to be related to the implementation of the ERP, with the remaining costs primarily related to the implementation of complementary technologies.
Due to the nature, scope and magnitude of this investment, these costs are considered by management to represent incremental transformational costs above the historical normal level of spending for information technology to support operations. Since these strategic investments, including incremental operating costs, will cease at the end of the investment period, are not expected to recur in the foreseeable future and are not considered representative of the company's underlying operating performance, the company's management believes presenting these costs as an adjustment in the non-GAAP results provides additional information to investors about trends in the company's operations and is useful for period-over-period comparisons. It also allows investors to view underlying operating results in the same manner as they are viewed by company management.

The following table provides reconciliation of organic sales growth / (decrease) (non-GAAP) to net sales growth / (decrease), the most comparable GAAP measure:

	Three months ended September 30, 2025
	Percentage change versus the year-ago period
	Health and Wellness	Household	Lifestyle	International	Total Company (1)
Net sales growth / (decrease) (GAAP)	(19)%	(19)%	(23)%	(2)%	(19)%
Add: Foreign exchange	—	—	—	—	—
Add/(Subtract): Divestitures/acquisitions (2)	—	—	—	—	2
Organic sales growth / (decrease) (non-GAAP)	(19)%	(19)%	(23)%	(2)%	(17)%
(1)Total Company includes Corporate and Other. Corporate and Other includes the results of the Better Health VMS business through the date of divestiture.
(2)The divestiture impact is calculated as net sales from the Better Health VMS business after the sale date in the three month year-ago period.

The following tables provide reconciliations of adjusted diluted earnings per share (non-GAAP) to diluted earnings per share, the most comparable GAAP measure:

Adjusted Diluted Earnings Per Share (EPS)
(Dollars in millions except per share data)

	Diluted earnings per share
	Three months ended
	9/30/2025	9/30/2024	% Change
As reported (GAAP)	$0.65	$0.80	(19)%
Loss on divestiture (1)	—	0.94
Cyberattack costs, net of insurance recoveries (2)	—	(0.06)
Digital capabilities and productivity enhancements investment (3)	0.20	0.18
As adjusted (non-GAAP)	$0.85	$1.86	(54)%

(1)During the three months ended September 30, 2024, the company incurred an after tax charge of $118 related to the divestiture of the Better Health VMS business.
(2)During the three months ended September 30, 2024, the company recognized approximately $10 ($8 after tax) of insurance recoveries related to the cyberattack.

(3)During the three months ended September 30, 2025, the company incurred approximately $32 ($25 after tax), and during the three months ended September 30, 2024, the company incurred approximately $29 ($22 after tax) of operating expenses related to its digital capabilities and productivity enhancements investment. The expenses relate to the following:

	Three months ended
	9/30/2025	9/30/2024
External consulting fees (a)	$25	$20
IT project personnel costs (b)	1	2
Other (c)	6	7
Total	$32	$29

(a)Comprised of third-party consulting fees incurred to assist in the project management and end-to-end systems integration of this transformative investment. The company relies on consultants for certain capabilities required for these programs that the company does not maintain internally. These costs support the implementation of these programs incremental to the company's normal IT costs and will not be incurred following implementation.

(b)Comprised of labor costs associated with internal IT project management teams that are utilized to oversee the new system implementations. Given the magnitude and transformative nature of the implementations planned, the necessary project management costs are incremental to the historical levels of spend and will no longer be incurred subsequent to implementation. As a result of this long-term strategic investment, the company considers these costs not reflective of the ongoing costs to operate its business.

(c)Comprised of various other expenses associated with the company’s new system implementations, including company personnel dedicated to the project that have been backfilled with either permanent or temporary resources in positions that are considered part of normal operating expenses.

	Full year 2026 outlook (estimated range)
	Diluted earnings per share
	Low	High
As estimated (GAAP)	$5.60	$5.95
Digital capabilities and productivity enhancements investment (4)	0.35	0.35
As adjusted (non-GAAP)	$5.95	$6.30

(4)In fiscal year 2026, the company expects to incur approximately $60 ($46 after tax) of operating expenses related to its digital capabilities and productivity enhancements investment.

The following table provides reconciliation of adjusted EBIT (non-GAAP) to earnings before income taxes, the most comparable GAAP measure:

	Reconciliation of earnings before income taxes to adjusted EBIT
	Three months ended
	9/30/2025	9/30/2024
Earnings before income taxes	$107	$177
Interest income	(2)	(3)
Interest expense	23	21
Loss on divestiture	—	118
Cyberattack costs, net of insurance recoveries	—	(10)
Digital capabilities and productivity enhancements investment	32	29
Adjusted EBIT	$160	$332

Condensed Consolidated Statements of Earnings (Unaudited)
Dollars in millions, except per share data
	Three months ended
	9/30/2025	9/30/2024
Net sales	$1,429	$1,762
Cost of products sold	833	955
Gross profit	596	807
Selling and administrative expenses	277	281
Advertising costs	166	201
Research and development costs	28	31
Loss on divestiture	—	118
Interest expense	23	21
Other (income) expense, net	(5)	(22)
Earnings before income taxes	107	177
Income tax expense	25	74
Net earnings	82	103
Less: Net earnings attributable to noncontrolling interests	2	4
Net earnings attributable to Clorox	$80	$99

Net earnings per share attributable to Clorox
Basic net earnings per share	$0.65	$0.80
Diluted net earnings per share	$0.65	$0.80

Weighted average shares outstanding (in thousands)
Basic	122,629	123,795
Diluted	123,018	124,677

Reportable Segment Information
(Unaudited)
Dollars in millions

	Net sales
	Three months ended
	9/30/2025	9/30/2024	% Change(1)
Health and Wellness	$565	$698	(19)%
Household	362	447	(19)
Lifestyle	245	320	(23)
International	253	259	(2)
Reportable segment total	1,425	1,724
Corporate and Other (2)	4	38	(89)
Total	$1,429	$1,762	(19)%

	Segment adjusted EBIT
	Three months ended
	9/30/2025	9/30/2024	% Change(1)
Health and Wellness	$124	$235	(47)%
Household	27	60	(55)%
Lifestyle	38	66	(42)%
International	19	35	(46)%
Reportable segment total	208	396
Corporate and Other (2)	(48)	(64)
Interest income	2	3
Interest expense	(23)	(21)
Loss on divestiture (3)	—	(118)
Cyberattack costs, net of insurance recoveries (4)	—	10
Digital capabilities and productivity enhancements investment (5)	(32)	(29)
Earnings before income taxes	$107	$177	(40)%

(1)Percentages based on rounded numbers.
(2)Corporate and Other includes the Better Health VMS business.
(3)Represents the loss on divestiture of the Better Health VMS business of $118 for the three months ended September 30, 2024.
(4)Represents cyberattack insurance recoveries of $10 ($8 after tax) for the three months ended September 30, 2024.
(5)Represents expenses related to the company's digital capabilities and productivity enhancements investment of $32 ($25 after tax) and $29 ($22 after tax) for the three months ended September 30, 2025 and 2024, respectively.

Condensed Consolidated Balance Sheets
Dollars in millions
	9/30/2025	6/30/2025	9/30/2024
	(Unaudited)		(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$166	$167	$278
Receivables, net	703	821	595
Inventories, net	577	523	594
Prepaid expenses and other current assets	249	97	109
Total current assets	1,695	1,608	1,576
Property, plant and equipment, net	1,251	1,267	1,242
Operating lease right-of-use assets	318	333	341
Goodwill	1,227	1,229	1,233
Trademarks, net	502	502	503
Other intangible assets, net	59	64	78
Other assets	476	558	524
Total assets	$5,528	$5,561	$5,497

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Notes and loans payable	$218	$4	$4
Current operating lease liabilities	89	87	83
Accounts payable and accrued liabilities	1,927	1,828	1,472
Income Taxes Payable	—	—	20
Total current liabilities	2,234	1,919	1,579
Long-term debt	2,485	2,484	2,482
Long-term operating lease liabilities	286	305	315
Other liabilities	365	351	874
Deferred income taxes	20	20	23
Total liabilities	5,390	5,079	5,273
Commitments and contingencies
Stockholders’ equity
Preferred stock	—	—	—
Common stock	131	131	131
Additional paid-in capital	1,326	1,319	1,297
Retained earnings	200	432	31
Treasury stock	(1,514)	(1,404)	(1,252)
Accumulated other comprehensive net (loss) income	(165)	(157)	(147)
Total Clorox stockholders’ (deficit) equity	(22)	321	60
Noncontrolling interests	160	161	164
Total stockholders’ equity	138	482	224
Total liabilities and stockholders’ equity	$5,528	$5,561	$5,497